 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 14, 2014

TWIN CITIES POWER HOLDINGS, LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-179460	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 14, 2014, Twin Cities Power Holdings, LLC (the “Company”) entered into an Amendment to Corporate Guaranty (the “Amendment”), which amends that certain Corporate Guaranty, dated August 23, 2013, provided by the Company in favor of the Midcontinent Independent System Operator, Inc. to guarantee the obligations of Twin Cities Power, LLC, Summit Energy, LLC and Cygnus Energy Futures, LLC, each of which is a subsidiary of the Company. The Amendment increases the maximum aggregate liability of the Company under such guarantee from $1.5 million to $2 million, plus all costs related to enforcement of the guarantee.

On April 25, 2014, the Company entered into a corporate guaranty (the “Corporate Guaranty”) in favor of Noble Americas Energy Solutions LLC (“Noble”). Pursuant to the Corporate Guaranty, the Company has agreed, among other things, to guarantee, up to a maximum of $1.0 million plus any costs of enforcement or collection, the prompt and complete payment of all amounts owed to Noble by the Company’s indirect, wholly-owned subsidiary, Discount Energy Group, LLC, related to any transactions between Discount Energy Group, LLC and Noble.

The foregoing descriptions of the Amendment and the Corporate Guaranty are qualified in their entirety by reference to the full text of the Amendment and the Corporate Guaranty, respectively, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment to Corporate Guaranty of Twin Cities Power Holdings, LLC in favor of Midcontinent Independent System Operator, Inc., dated April 14, 2014

10.2	Guaranty of Twin Cities Power Holdings, LLC in favor of Noble Americas Energy Solutions LLC, dated April 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2014	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer